UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure

The Company has received a question and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q.1. When will the Company receive its initial purchase order?

A.1. There is no set date that the Company will receive the purchase order. After the Company’s meetings this week, the Company is preparing to deliver its first product on April 1. The Company has begun ordering supplies to begin manufacturing.

Q.2. When is the online distributor going to begin selling Nate’s products?

A.2. The Company is currently finalizing its production schedule. We expect that the sales online will begin in February 2015.

Item 8.01 Other Events

The Company is preparing to file the necessary documents with the SEC and FINRA to have its Series B Preferred stock listed on the OTC. The goal is to allow the shareholders of the Series B to trade their shares without impacting the Company’s Common Stock. The Company expects this process will take between 4-6 months.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: December 18, 2014	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO